Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of common stock of The Beachbody Company, Inc. of our report dated March 30, 2021 with respect to the consolidated financial statements of The Beachbody Company Group, LLC incorporated by reference in the Form 8-K of The Beachbody Company, Inc. filed with the Securities and Exchange Commission on July 1, 2021.

/s/ Ernst & Young LLP

Los Angeles, California

August 25, 2021